Exhibit No. 21.1

BEST BUY CO., INC.

SUBSIDIARIES OF THE REGISTRANT AT FEBRUARY 28, 2009*

State or Province of Formation
BBC Insurance Agency, Inc.	Minnesota
BBC Investment Co.	Nevada
BBY Networks, Inc.	Minnesota
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Marketing Solutions, LLC	Virginia
BBY Services	Delaware
BestBuy.com, LLC	Delaware
Best Buy Gov, LLC (2)	Delaware
Best Buy Purchasing, LLC (3)	Minnesota
Best Buy Mobile LLC	Delaware
Best Buy Stores Puerto Rico LLC	Puerto Rico
Best Buy Warehousing Logistics, Inc.	Delaware
Nichols Distribution, LLC	Minnesota
BBY Holdings International, Inc.	Minnesota
Best Buy China Holdings, Ltd.	Republic of Mauritius
Best Buy Shanghai, Ltd.(4)	Chinese Corporation
Best Buy Enterprise Services, Inc.	Minnesota
BBCAN Financial Services, L.P.	Alberta
BBCAN UK, LLP	United Kingdom
BBY Business to Business, ULC	Nova Scotia
BBY Solutions, Inc.	Minnesota
Best Buy Canada Ltd.(5)	Canada Federal Corporation
6349021 Canada Ltd.	Canada Federal Corporation
FutureGard Reinsurance Ltd.	Turks & Caicos Islands
Howell & Associates, Inc.	Ontario Corporation
Best Buy Holdings B.V.	Netherlands
Best Buy China Ltd.	Bermuda
BBY (Mauritius III) Ltd.	Republic of Mauritius
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Republic of Mauritius
BBY (Mauritius II) Ltd.	Republic of Mauritius
Best Buy China	Chinese Business Trust
Best Buy (AsiaPacific) Limited	Chinese Corporation
Best Buy China UK, LLP	United Kingdom
Best Buy International Finance, S.a.r.l.	Luxembourg
Best Buy Enterprises S. de R.L. de C.V.	Mexico
Best Buy Imports S. de R.L. de C.V.	Mexico
Best Buy Stores S. de R.L. de C.V.	Mexico
Best Buy Istanbul Magazacilik Limited Sirketi	Turkey
Five Star Trust	Chinese Business Trust
Best Buy Jiangsu Ltd.	Republic of Mauritius
Jiangsu Five Star Appliance Co., Ltd.	Chinese Corporation
Anhui Five Star Appliance Co., Ltd.	Chinese Corporation
AnhuiFive Star Appliance Repair & Maintenance Service Co., Ltd.	Chinese Corporation
Changzhou Five Star Appliance Co., Ltd.	Chinese Corporation
Henn Five Star Appliance Co., Ltd.	Chinese Corporation

Jiangsu Five Star Appliance Repair & Maintenance Co., Ltd.	Chinese Corporation
Jiangsu Five Star Central Air-Conditioning Co., Ltd.	Chinese Corporation
Jiangsu Five Star Appliance Purchase Co., Ltd.	Chinese Corporation
Jiangsu Five Star Appliance Service Co., Ltd.	Chinese Corporation
Jiangsu Friendship Appliance Co., Ltd.	Chinese Corporation

Jiangsu Hengxin Gree Air-conditioner Sales Co., Ltd.	Chinese Corporation
Jiangsu Taide Commercial & Trade Co., Ltd.	Chinese Corporation
Jiangsu Xingpu Scientific and Technological Trading Co., Ltd.	Chinese Corporation
Nanjing Appliance Central Air-Conditioning Engineering Co., Ltd.	Chinese Corporation
Ningbo Xingpu Five Star Appliance Co., Ltd.	Chinese Corporation
Qinglao Five Star Appliance Service Co., Ltd.	Chinese Corporation
Shandong Five Star Appliance Co., Ltd.	Chinese Corporation
Sichuan Xingpu Five Star Appliance Co., Ltd.	Chinese Corporation
Xuzhou Five Star Appliance Co., Ltd. 1. XuzhouFive Star Appliance Service Co., Ltd.	Chinese Corporation
XuzhouFive Star Appliance Service Co., Ltd.	Chinese Corporation
Wuxi Five Star Appliance Co., Ltd.	Chinese Corporation
Yancheng Asia Shopping Mall Co., Ltd.	Chinese Corporation
Yunnan Five Star Appliance Co., Ltd.	Chinese Corporation
Zhejiang Xingpu Five Star Appliance Co., Ltd.	Chinese Corporation
Zhejiang Xingpu Five Star Appliance Service Co.	Chinese Corporation
Best Buy UK Investments 1, LLC	Delaware
Best Buy UK Investments 2, LLC	Delaware
Best Buy, LLP	United Kingdom
Best Buy Distributions Limited	United Kingdom
Best Buy Europe Distributions Limited(6) ¥	United Kingdom
Best Buy UK Limited	United Kingdom
Best Buy UK CP Limited	United Kingdom
CPWCO 16 Limited	United Kingdom
BBY Mobile Consulting LLC	Delaware
Geek Squad UK Limited	United Kingdom
CCL Insurance Company	Vermont
CP Gal Richfield, LLC	Delaware
GeekSquad Europe, Ltd.	United Kingdom
Jiangsu Five Star Capital Ltd.	Republic of Mauritius
Jiangsu Five Star Investment Ltd.	Republic of Mauritius
Magnolia Hi-Fi, Inc.(7)	Washington
Napster, Inc.	Delaware
Napster Card Company, LLC	Virginia
Napster, LLC	Delaware
Napster Deutschland GmbH	Germany
Napster Japan Inc.	Japan
Napster Luxembourg, S.a.r.l.	Luxembourg
Napster UK, Ltd.	United Kingdom
Pacific Sales Kitchen and Bath Centers, Inc.	California
Redline Entertainment, Inc.	Minnesota
Speakeasy, Inc.	Washington
Belltown Leasing, LLC	Washington
Speakeasy Broadband Services, LLC	Nevada
vpr Matrix, Inc.	Minnesota

vpr Matrix (Bermuda) Limited	Bermuda
vpr Matrix (Hong Kong) Limited	Hong Kong
vpr Matrix B.V.	Netherlands

*             Indirect subsidiaries are indicated by indentation.

¥            Jointly held – owned 50%.

Also doing business as:

1                  Geek Squad, Audiovisions, Xtreme Value Electronics, Studio D of Naperville, Escape Powered by Best Buy, 2nd Turn, Magnolia HomeTheater, FutureShop, Best Buy Mobile, HD Gamer, GameDaemons, Best Buy Express, DealTree, Giftag, Tech Liquidators, Napster

2                  Best Buy Blue, BBC Gov

3                  Dynex

4                  Geek Squad, Magnolia Home Theater

5                  Geek Squad, FutureShop, Best Buy Mobile

6                  The Phone House, Geek Squad

7                  Magnolia Home Theater, Magnolia Audio Video